Exhibit 10.1

Wells Fargo Business Credit Suite 2900 230 West Monroe Street Chicago, IL 60606 312 845-9847 312 726-2158 Fax

September 8, 2009

MISCOR Group, Ltd.
1125 S. Walnut
South Bend, Indiana 46619 Attention: Michael Topa

Re:   Reduction in Credit Facility under Credit and Security Agreement

Dear Mr. Topa:

Reference is made to that certain Credit and Security Agreement dated as of January 14, 2008, as amended (the "Credit Agreement") by and among MISCOR Group, Ltd., an Indiana corporation ("MISCOR"), Magnetech Industrial Services, Inc., an Indiana corporation ("MIS"). Martell Electric, LLC, an Indiana limited liability company ("Martell"), HK Engine Components, LLC, an Indiana limited liability company ("HK"), Ideal Consolidated, Inc., an Indiana corporation ("Ideal"), and American Motive Power, Inc., a Nevada corporation ("AMP" and together with MISCOR, MIS, Martell, HK, and Ideal, collectively, the "Borrowers"), and Wells Fargo Bank, National Association (the "Lender"), acting through its Wells Fargo Business Credit operating division. Capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement.

As you know, the Lender had previously approved an extension of its stated requirement for the Borrowers to raise $2,000,000 of additional capital by August 31, 2009 (as set forth in the Fourth Amendment to the Credit Agreement) until October 31, 2009, conditioned upon certain progress being made toward the sale of the Borrowers' rail business by August 3 I, 2009. As of the date of this letter, Lender believes insufficient progress has been made toward the sale of Borrowers’ rail business. Therefore, Lender is hereby modifying its agreement by shortening the extension of time for the Borrowers to raise $2,000,000 of additional capital, or negotiate an additional extension or amendment, until September 15, 2009, subject to reductions in the revolving credit facility, as set forth below.

The Credit Agreement is hereby amended by reducing the Maximum Line Amount to Five Million Eight Hundred Thousand Dollars ($5,800,000) and by amending part (b)(i) of the definition of Borrowing Base to read as follows:

(i)        The lesser of (A) the sum of (1) the product of the Accounts Advance Rate times Eligible Accounts of each of MIS, HK, 3D, Martell, Ideal and AMP, plus (2) the lesser of (w) the product of the Accounts Advance Rate times the Eligible AMP-Canada Accounts, or (x) $500,000, plus (3) the lesser of (y) the product of the Special Accounts Advance Rate times. Eligible Progress Accounts of each of Martell and Ideal, or (z) $1,750,000; provided, such amount shall be reduced by $50,000 per week, commencing August 3, 2009, and continuing on Monday of each week thereafter or (B) $5,800,000, less

MISCOR Group, Ltd.
September 8, 2009

Except as expressly set forth herein, the Credit Agreement and the other Loan Documents related thereto remain in full force and effect in accordance with their terms. The Lender's agreements herein shall not constitute a "course of dealing" or any agreement of the part of the Lender to allow late delivery of the Borrowers' financial statements or other required reports in the future.

Please acknowledge your agreement to the terms of this letter by executing a copy of the same where indicated below and returning it to the undersigned.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Daniel Manella
Daniel Manella
Vice President

Acknowledged and agreed to
this 16th day of September, 2009

MISCOR GROUP, LTD.		MAGNETECH INDUSTRIAL SERVICES, INC.

By:	/s/ John A. Martell	By:	/s/ John A. Martell
	John A. Martell, Chief Executive Officer		John A. Martell, Chief Executive Officer

HK ENGINE COMPONENTS, LLC		MARTELL ELECTRIC, LLC

By:	/s/ John A. Martell	By:	/s/ John A. Martell
	John A. Martell, Chief Executive Officer		John A. Martell, Chief Executive Officer

IDEAL CONSOLIDATED, INC.		AMERICAN MOTIVE POWER, INC.

By:	/s/ John A. Martell	By:	/s/ John A. Martell
	John A. Martell, Chief Executive Officer		John A. Martell, Chief Executive Officer